UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6230 University Parkway, Suite 301, Lakewood Ranch, FL	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On September 8, 2015, Major League Football, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with Clairemont Private Investment Group, LLC, a Texas Limited Liability Company (the “Purchaser”) in connection with a private placement of series A preferred stock and common stock whereby the Purchaser agreed to invest in the Company a total of $15,000,000 pursuant to two separate closings.  The first closing closed on October 2, 2015. Subsequently, for reasons not related to any aspect of the Company, the Purchaser contacted the Company and requested that the Company not disperse any of the $5 million that the Company received from the Purchaser on October 2, 2015, and informed the Company that it desired to negotiate an amendment to the Original Purchase Agreement that would provide for different closing dates. The Company agreed to not disperse any of the $5,000,000 in investment funds it received from the Purchaser and to negotiate an amendment to the Original Purchase Agreement.

On October 20, 2015, (i) the Company and the Purchaser agreed to rescind in its entirety the Original Purchase Agreement and entered into an Amended and Restated Securities Purchase Agreement (the “Amended Purchase Agreement”); (ii) the Company agreed to refund all funds it received from the Purchaser; and (iii) the Purchaser agreed to return all securities it received from the Company. Under the Amended Securities Purchase Agreement, the Company would sell to the Purchaser in exchange for $20,000,000 and a right of first refusal to purchase a Company franchise in Missouri City, TX (the “Right of First Refusal”) either (i) 26,666,666 shares of Company common stock in the event the closing occurs on or before February 1, 2016; or (ii) the lesser of (a) the number of shares of common stock equal to the quotient obtained by dividing 20,000,000 by the Company’s 20 day VWAP price of the Company’s common stock during the twenty (20) consecutive trading day period beginning on the last trading date prior to the closing date or (b) 26,666,666 shares of common stock, in the event the closing occurs at any time after February 1, 2016.

The entire $20 million sale and purchase of the common stock was scheduled to close on February 1, 2016. The Purchaser breached the Amended Purchase Agreement by not delivering to the Company the $20,000,000 purchase price to purchase the common stock as required by the terms of the Amended Purchase Agreement.

The Company is presently in discussions with the Purchaser regarding a remedy of the Purchaser’s breach of the Amended Purchase Agreement.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.

Description

10.1

Securities Purchase Agreement dated September 8, 2015 (incorporated by reference to the Company’s Form 8-K filed on September 8, 2015)

10.2

Amended and Restated Securities Purchase Agreement dated October 20, 2015 (incorporated by reference to the Company’s Form 8-K filed on October 22, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Michael D. Queen
Michael D. Queen, Executive V.P.

Dated: February 5, 2016